As filed with the Securities and Exchange Commission on May 24, 2006
Registration No. 333-_____________

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-8
REGISTRATION STATEMENT
Under
The Securities Act of 1933
INTEVAC, INC.
(Exact name of Registrant as specified in its charter)

California	94-3125814

(State of incorporation)	(I.R.S. Employer Identification Number)
3560 Bassett Street
Santa Clara, California 95054
(Address, including zip code of Registrant’s principal executive offices)
2004 EQUITY INCENTIVE PLAN
2003 EMPLOYEE STOCK PURCHASE PLAN
(Full titles of the Plans)
Kevin Fairbairn
President and Chief Executive Officer
Intevac, Inc.
3560 Bassett Street
Santa Clara, CA 95054
(408) 986-9888
(Name, address, including zip code, and telephone number, including area code, of agent for service)
Copies to:
Herbert P. Fockler, Esq.
Wilson Sonsini Goodrich & Rosati
Professional Corporation
650 Page Mill Road
Palo Alto, CA 94304-1050
(650) 493-9300
CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum	Amount of
	Amount to be	Offering Price	Aggregate	Registration
Titles of Securities to be Registered	Registered (1)	Per Share	Offering Price	Fee
Common Stock, no par value:
• 2004 Equity Incentive Plan (the “Plan”)	800,000	$22.42 (2)	$17,936,000	$1,919
• 2003 Employee Stock Purchase Plan (the “ESPP”)	400,000	19.06 (3)	7,624,000	816
TOTAL	1,200,000		$25,560,000	$2,735

(1)	This Registration Statement shall also cover any additional shares of the Registrant’s Common Stock that become issuable under the Plan or the ESPP being registered pursuant to this Registration Statement by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration that results in an increase in the number of the Registrant’s outstanding shares of Common Stock.
(2)	Estimated solely for the purpose of computing the registration fee required by Section 6(b) of the Securities Act of 1933, as amended (the “1933 Act”) pursuant to Rules 457(c) and 457(h) under the 1933 Act, based upon the average between the high and low prices of the Common Stock as reported on The Nasdaq National Market on May 22, 2006.
(3)	Estimated solely for the purpose of computing the registration fee required by Section 6(b) of the Securities Act of 1933, as amended (the “1933 Act”) pursuant to Rules 457(c) and 457(h) under the 1933 Act, based upon 85% of the average between the high and low prices of the Common Stock as reported on The Nasdaq National Market on May 22, 2006.

INTEVAC, INC.
REGISTRATION STATEMENT ON FORM S-8
STATEMENT UNDER GENERAL INSTRUCTION E:
REGISTRATION OF ADDITIONAL SECURITIES
     This Registration Statement registers additional shares of the Common Stock of Intevac, Inc. (the “Registrant”) to be issued pursuant to the Registrant’s 2004 Equity Incentive Plan and 2003 Employee Stock Purchase Plan. Accordingly, the contents of the previous Registration Statements on Form S-8 filed by the Registrant with the Securities and Exchange Commission (the “Commission”) on (i) July 11, 2003 (File No. 333-106960); (ii) September 29, 2003 (File No. 333-109260); and (iii) June 6, 2005 (File No. 333-125523) (collectively, the “Previous Form S-8’s”), including periodic reports that the Registrant filed after the Previous Form S-8’s to maintain current information about the Registrant, are incorporated by reference into this Registration Statement pursuant to General Instruction E of Form S-8. The reports the Registrant has most recently filed with the Commission are listed below in Part II, Item 3.
PART I
INFORMATION REQUIRED IN THIS PROSPECTUS
     Omitted pursuant to the instructions and provisions of Form S-8.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference.
     There are hereby incorporated by reference in this Registration Statement the following documents and information heretofore filed with the Commission by the Registrant:
•	The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005 filed with the Commission on March 15, 2006 pursuant to Section 13(a) the Securities Exchange Act of 1934, as amended (the “1934 Act”);
•	The Registrant’s Quarterly Report on Form 10-Q for the quarter ended April 1, 2006 filed with the Commission on May 11, 2006 pursuant to Section 13(a) of the 1934 Act;
•	The Registrant’s Definitive Proxy Statement on Schedule 14A filed with the Commission on April 5, 2006 pursuant to Section 14(a) of the 1934 Act;

•	The Registrant’s Current Report on Form 8-K filed with the Commission on March 6, 2006 pursuant to Section 13 or 15(d) of the 1934 Act; and
•	The description of Registrant’s Common Stock contained in the Registrant’s Registration Statement on Form 8-A dated October 5, 1995, filed with the Commission pursuant to Section 12(g) of the 1934 Act, including any amendment or report filed for the purpose of updating such description.
     In addition, all documents subsequently filed with the Commission by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the 1934 Act on or after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereunder have been sold or which deregisters all securities then remaining unsold under this Registration Statement, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such earlier statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.
Item 4. Description of Securities.
     Not applicable.
Item 5. Interests of Named Experts and Counsel.
     Not applicable.
Item 6. Indemnification of Directors and Officers.
     Section 317 of the California Corporations Code authorizes a corporation’s Board of Directors to grant indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the 1933 Act. Article III and Article V of the Registrant’s Amended and Restated Articles of Incorporation and Article VI of the Registrant’s Bylaws provide for indemnification of the Registrant’s directors, officers and other agents to the maximum extent permitted by the California Corporations Code. With regard to the foregoing, the Registrant has entered into Indemnification Agreements with its directors and officers.
Item 7. Exemption from Registration Claimed.
     Not applicable.
Item 8. Exhibits.

Exhibit
Number	Description

*4.1	Amended and Restated Articles of Incorporation of the Registrant.

*4.2	Bylaws of the Registrant.

**4.3	2004 Equity Incentive Plan.

***4.4	2003 Employee Stock Purchase Plan.

5.1	Opinion of Wilson Sonsini Goodrich & Rosati, P.C., with respect to the securities being registered.

23.1	Consent of Grant Thornton LLP, Independent Registered Public Accounting Firm.

23.2	Consent of Wilson Sonsini Goodrich & Rosati, P.C (contained in Exhibit 5.1 to this Registration Statement).

24.1	Power of Attorney (see page II-5).

*	Previously filed as an exhibit to the Registrant’s Registration Statement on Form S-1 (File No. 333-97806).
**	Previously filed as an exhibit to the Registrant’s Definitive Proxy Statement filed March 31, 2004 (File No. 000-26946).
***	Previously filed as an exhibit to the Registrant’s Definitive Proxy Statement filed March 25, 2003 (File No. 000-26946).
Item 9. Undertakings.
A.	The undersigned Registrant hereby undertakes:
(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement
(i)	To include any prospectus required by Section 10(a)(3) of the 1933 Act,
(ii)	To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement and
(iii)	To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; provided, however, that clauses (1)(i) and (1)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the 1934 Act that are incorporated by reference into this Registration Statement;
(2)	That for the purpose of determining any liability under the 1933 Act each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof and
(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the Registrant’s 2004 Equity Incentive Plan or 2003 Employee Stock Purchase Plan.
B.	The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the 1933 Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the 1934 Act that is incorporated by reference into this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
C.	Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers or controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the 1933 Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Clara, State of California, on this 24th day of May 2006.

INTEVAC, INC.
By:	/s/ Charles B. Eddy, III
Charles B. Eddy, III
Vice President, Finance and Administration, Chief Financial Officer, Treasurer and Secretary

POWER OF ATTORNEY
     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Kevin Fairbairn and Charles B. Eddy, III, jointly and severally, his attorneys-in-fact, each with the power of substitution, for him or her in any and all capacities, to sign any amendments to this Registration Statement on Form S-8 and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorneys-in-fact, or their substitute or substitutes, may do or cause to be done by virtue hereof.
     In accordance with the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated as of May 24, 2006:

Signature	Title

/s/ Kevin Fairbairn Kevin Fairbairn	President and Chief Executive Officer (Principal Executive Officer)
/s/ Norman H. Pond Norman H. Pond	Chairman of the Board
/s/ Charles B. Eddy, III Charles B. Eddy, III	Vice President, Finance and Administration, Chief Financial Officer, Treasurer and Secretary (Principal Financial and Accounting Officer)
/s/ David S. Dury David S. Dury	Director
/s/ Stanley J. Hill Stanley J. Hill	Director
/s/ Robert Lemos Robert Lemos	Director
/s/ Arthur L. Money Arthur L. Money	Director
/s/ Ping Yang Ping Yang	Director

INDEX TO EXHIBITS

Exhibit
Number	Description

*4.1	Amended and Restated Articles of Incorporation of the Registrant.

*4.2	Bylaws of the Registrant.

**4.3	2004 Equity Incentive Plan.

***4.4	2003 Employee Stock Purchase Plan.

5.1	Opinion of Wilson Sonsini Goodrich & Rosati, P.C., with respect to the securities being registered.

23.1	Consent of Grant Thornton LLP, Independent Registered Public Accounting Firm.

23.2	Consent of Wilson Sonsini Goodrich & Rosati, P.C (contained in Exhibit 5.1 to this Registration Statement).

24.1	Power of Attorney (see page II-5).

*	Previously filed as an exhibit to the Registrant’s Registration Statement on Form S-1 (File No. 333-97806).
**	Previously filed as an exhibit to the Registrant’s Definitive Proxy Statement filed March 31, 2004 (File No. 000-26946).
***	Previously filed as an exhibit to the Registrant’s Definitive Proxy Statement filed March 25, 2003 (File No. 000-26946).